Exhibit 10.18

UNI-PIXEL, INC.

April __, 2015

Hudson Bay Master Fund Ltd.
777 Third Avenue, 30th Floor
New York, NY 10017
Attention: Yoav Roth
                  George Antonopolous

Capital Ventures International
101 California Street, Suite 3250
San Francisco, CA 94111
Attention:

Re: Uni-Pixel, Inc. - Lock-Up Agreement

Dear Sirs:

This Lock-Up Agreement is being delivered to you in connection with the Securities Purchase Agreement (the "Purchase Agreement"), dated as of April 16, 2015 by and among Uni-Pixel, Inc. (the "Company") and the investors party thereto (the "Buyers"), with respect to the issuance of (i) senior secured convertible notes of the Company of the Company (the "Notes") pursuant to which shares of the Company's common stock, par value $0.001 per share per share (the "Common Stock") may be issued and (ii) warrants (the "Warrants") which Warrants will be exercisable to purchase Common Stock.  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

In order to induce the Buyers to enter into the Purchase Agreement, the undersigned agrees that, commencing on the date hereof and ending on the date 90 days after the Trigger Date (as defined in the Purchase Agreement) (the "Lock-Up Period"), the undersigned will not, and will cause all affiliates (as defined in Rule 144 promulgated under the Securities Act of 1933, as amended) of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned not to, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock or Common Stock Equivalents, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities and Exchange Act of 1934, as amended and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to any shares of Common Stock or Common Stock Equivalents owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively, the "Undersigned's Shares"), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Undersigned's Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise, (iii) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or Common Stock Equivalents or (iv) publicly disclose the intention to do any of the foregoing.

The foregoing restriction is expressly agreed to preclude the undersigned, and any affiliate of the undersigned and any person in privity with the undersigned or any affiliate of the undersigned, from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if the Undersigned's Shares would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned's Shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value.  For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  The undersigned now has, and, except as contemplated by the immediately preceding sentence, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances, and claims whatsoever.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent (the "Transfer Agent") and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

In order to enforce this covenant, the Company shall impose irrevocable stop-transfer instructions preventing the Transfer Agent from effecting any actions in violation of this Lock-Up Agreement.

The undersigned acknowledges that the execution, delivery and performance of this Lock-Up Agreement is a material inducement to each Buyer to complete the transactions contemplated by the Purchase Agreement and that the Company shall be entitled to specific performance of the undersigned's obligations hereunder.  The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Lock-Up Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Purchase Agreement.

The undersigned understands and agrees that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument.

This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied.  In furtherance of the foregoing, the internal laws of the State of New York will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

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Very truly yours,

______________________________
Exact Name of Shareholder

______________________________
Authorized Signature

______________________________
Title

Agreed to and Acknowledged:

UNI-PIXEL, INC.

By:  _______________________
         Name:
         Title: